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                                                                EXHIBIT (11)(b)


                              CONSENT OF COUNSEL


Municipal Fund for Temporary Investment


We hereby consent to the use of our name and to the references to our firm under the caption "Counsel" in each Statement of Additional Information included in this Post-Effective Amendment No. 21 to the Registration Statement (No. 2-64358) on Form N-1A of Municipal Fund for Temporary Investment under the Securities Act of 1933.





                                        /s/ DRINKER BIDDLE & REATH
                                        --------------------------
                                        DRINKER BIDDLE & REATH

Philadelphia, Pennsylvania
March 27, 1996